EXHIBIT 21

                               AMERICAN ECO CORPORATION
                                   SUBSIDIARIES(1)
                               ------------------------

                                                          JURISDICTION OF
                            NAME                           INCORPORATION
           --------------------------------------         ---------------

          The Turner Group                                    Delaware
            C.A. Turner Construction Company                  Delaware

            C.A. Turner Maintenance Inc.                       Texas

            Action Contract Services Inc.                     Delaware

            H.E. Co. Services, Inc.                            Texas

          MM Industra, Limited                              Nova Scotia
          Industra Service Corporation                    British Columbia

            Industra Thermal Service Corporation         British Columbia,
                                                              Alberta
            Industra Engineers & Consultants,             British Columbia
          Inc.

          NUS, Inc. (Holding Company USA)                    Washington

            Industra Thermal Service Corp.                   Washington
            Industra Service Corp.                           Washington

            Industra, Inc.                                   Washington
          Separation and Recovery Systems Inc.                 Nevada

          United Eco Systems, Inc.                            Delaware

            ENSCI Environmental, Inc.                         Delaware
          Lake Charles Construction Company                  Louisiana

          Cambridge Construction Service Corp.                 Nevada
          Chempower, Inc.                                       Ohio

            Global Power Company                                Ohio

            Brookfield Corporation                              Ohio
            Southwick Corporation                               Ohio

            Controlled Power Limited Partnership              Illinois
           Specialty Management Group, Inc.,                   Texas
           d//b/a/ CCG
          _______________

          (1) Inactive subsidiaries are not included